Exhibit 10.47

AMENDMENT TO PROMISSORY NOTE

THIS AMENDMENT TO PROMISSORY NOTES (this “Amendment”) is made as of this 12th day of April, 2006, by and between Devcon International Corp., a Florida corporation, with headquarters located at 595 South Federal Highway, Suite 500, Boca Raton, Florida 33432 (the “Borrower”), on the one hand, and the lender that is a signatory to this Agreement (the “Lender”), on the other hand.

Recitals

WHEREAS, the Borrower and Lender are parties to that certain Promissory Note, dated as of March 6, 2006 (the “Note”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in that certain Securities Purchase Agreement, dated as of February 10, 2006, by and among the Borrower and the investors set forth in the schedule attached thereto (the “Securities Purchase Agreement”); and

WHEREAS, the Borrower and the Lender desire to amend the Note to include a provision pertaining to the Additional Closing Date required under the Note due to certain timing issue concerning the filing, review by the Securities and Exchange Commission (the “SEC”) and mailing of the Information Statement required under the terms of the Note.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Note is hereby amended by inserting the following sentence after the end of the first complete paragraph of the Note to read as follows:

“Notwithstanding the foregoing, upon the Maturity Date, if the Additional Closing Date has not occurred on or prior to such date and either (a) (x) the Company has received the SEC Indication of Completion of Review (as defined in the Securities Purchase Agreement) and (y) the Company is using its reasonable best efforts to print the information statement required in connection with the Shareholder Approval (as defined in the Securities Purchase Agreement) (the “Information Statement”) and mail such Information Statement to the Company’s stockholders as promptly as commercially practicable; or (b) (x) the SEC is conducting a full review (which is continuing) of the Information Statement and (y) the Company has used its reasonable best efforts to respond to any comments of the SEC, to cause such Information Statement to become effective, to print such Information Statement and to mail such Information Statement to the Company’s stockholders as promptly as commercially practicable, the Maturity Date shall be extended until the earlier to occur of (i) the date of the Additional Closing Date and (ii) in the case of the scenario described in (a) above, June 9, 2006 and, in the case of the scenario described in (b) above, the earlier to occur of (x) January 1, 2007 and (y) thirty days after the date the Company has received the SEC Indication of Completion of Review.”

2. The Note is hereby amended by inserting the following paragraphs after the fifth complete paragraph of the Note to read as follows:

“The Borrower shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing (with the purchase of at least a majority of the outstanding shares of the Company’s Common Stock automatically constituting an assumption in writing) all of the obligations of the Borrower under this Note and the other Transactional Documents contemplated in the Securities Purchase Agreement pursuant to written agreements in form and substance satisfactory to the Lender and approved by the Lender prior to such Fundamental Transaction, including agreements to deliver to the Lender a Note of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note and satisfactory to the Lender, including, without limitation, having principal equal to the principal amount outstanding and accrued but unpaid interest under this Note at the time of such Change of Control and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common shares are quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Borrower” shall refer instead to the Successor Entity), and may exercise every right and power of the Borrower and shall assume all of the obligations of the Borrower under this Note with the same effect as if such Successor Entity had been named as the Borrower herein. The provisions of this paragraph shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the redemption of the Note. Notwithstanding the foregoing, this paragraph shall not apply to the outstanding amounts under the Note to the extent such amounts are the subject of a Change of Control Repayment Notice (as defined below).

No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Borrower shall deliver written notice thereof via facsimile and overnight courier to the Lender (a “Change of Control Notice”). At any time during the period (the “Change of Control Period”) beginning after the Lender’s receipt of a Change of Control Notice and ending on the date that is twenty (20) Trading Days after the consummation of such Change of Control, the Lender may require the Borrower to repay this Note at a price (the “Change of Control Repayment Price”) equal to the greater of (i) the product of (x) the sum of the principal and accrued but unpaid interest due and payable under this Note and being redeemed and (y) the quotient determined by dividing (A) the Closing Sales Price of the Common Stock immediately following the public announcement of such proposed Change of Control by (B) $9.54 and (ii) 115% of the principal and accrued but unpaid interest due and payable under this Note and being redeemed by delivering written notice thereof (“Change of Control

Repayment Notice”) to the Borrower, which Change of Control Repayment Notice shall indicate the repayment amount sought by the Lender. The Company shall make payment of the Change of Control Repayment Price concurrently with the consummation of such Change of Control if such a Change of Control Repayment Notice is received prior to the consummation of such Change of Control and within five (5) Trading Days after the Borrower’s receipt of such notice otherwise. To the extent redemptions required by this paragraph are deemed or determined by a court of competent jurisdiction to be prepayments of the outstanding principal and interest under this Note, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Borrower’s redemption of any portion of the Note under this paragraph, the Lender’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Lender. Accordingly, any redemption premium due under this paragraph is intended by the parties to be, and shall be deemed, a reasonable estimate of the Lender’s actual loss of its investment opportunity and not as a penalty.

For the purpose of this Note, a “Change of Control” means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification in which holders of the Borrower’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Borrower.

For the purpose of this Note, “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Lender. If the Company and the Lender are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to the dispute resolution mechanisms set forth in the Securities Purchase Agreement. All such determinations to be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during the applicable calculation period.

For purpose of this Note, “Eligible Market” means the Principal Market, New York Stock Exchange, the Nasdaq National Market, The American Stock Exchange or The Nasdaq Capital Market.

For the purpose of this Note, “Fundamental Transaction” means that (i) the Borrower shall, directly or indirectly, in one or more related transactions, (A) consolidate or merge with or into (whether or not the Borrower is the surviving corporation) another Person, or (B) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower to another Person, or (C) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding Common Stock (not including any Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (D) consummate a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such share purchase agreement or other business combination), or (E) reorganize, recapitalize or reclassify its Common Stock or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the issued and outstanding Common Stock or the aggregate ordinary voting power represented by issued and outstanding Common Stock. Notwithstanding anything stated herein to the contrary, a sale of all or any portion of the Lender’s Legacy Operations or Legacy Operations Assets shall not constitute a Fundamental Transaction.

For the purpose of this Note, “Legacy Operations” means the Borrower’s Construction Division, the Borrower’s remaining Materials operations and DevMat, an 80 percent-owned joint venture which conducts the Borrower’s desalination utility operations.

For the purpose of this Note, “Legacy Operations Assets” means those certain directly and indirectly held subsidiaries and other net assets of the Borrower that collectively comprise the Legacy Operations.

For the purposes of this Note, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

For the purposes of this Note, “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common shares or equivalent equity security are quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

For the purposes of this Note, “Principal Market” means the Nasdaq National Market.

For the purpose of this Note, “Successor Entity” means the Person, which may be the Borrower, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common shares or equivalent equity security are quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

For the purpose of this Note, “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided, that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).”

3. Except as specifically amended hereby, the Note is and remains unmodified and in full force and effect and is hereby ratified and confirmed.

4. The Borrower shall reimburse Lender or its designee(s) (in addition to any other expense amounts paid to Lender prior to the date hereof) for all reasonable costs and expenses, incurred in connection with the execution of this Amendment, which amount shall be non-accountable, and shall be paid to Lender or its counsel within two (2) Business Days of execution of this Amendment.

5. On or before 8:30 a.m., New York Time, on the third (3rd) Business Day following the date of this Amendment, the Borrower shall file a Current Report on Form 8-K or the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the applicable filing, the “Disclosure Report”) describing the terms of the Amendment in the form required by the 1934 Act and attaching the Amendment (or a form thereof). From and after the filing with the SEC of the Disclosure Report, and as to the Guardian Information, on or after such information is made public, which shall occur by no later than May 15, 2006, the Borrower shall have disclosed any material nonpublic information delivered to the Lenders by the Borrower or any of its Subsidiaries, or any of their respective officers, directors, employees or agents.

6. The Note to which this Amendment relates is one of an issue of Notes issued pursuant to the Securities Purchase Agreement (collectively, the “Notes” and such other Notes, the “Other Notes”); and the execution of Amendments of substantially similar form and substance hereof relating to each of the outstanding Other Notes outstanding and the satisfaction of any conditions to effectiveness contained therein shall be a condition to the effectiveness of this Amendment.

7. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AMENDMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

9. The obligations of Lender under any Transaction Document (as defined in the Securities Purchase Agreement) are several and not joint with the obligations of any other Lender under the Notes, and no Lender shall be responsible in any way for the performance of the obligations of any other Lender under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by Lender pursuant hereto or thereto, shall be deemed to constitute Lender and the lenders under the Other Notes (collectively, the “Lenders”) as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lenders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Borrower acknowledges that the Lenders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Lender confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Lender under the Notes shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Amendment or out of any other Transaction Documents, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

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IN WITNESS WHEREOF, the Lender and the Borrower have caused their respective signature page to this Amendment to Promissory Note to be duly executed as of the date first written above.

BORROWER:

DEVCON INTERNATIONAL CORP.

By:	/s/ Stephen J. Ruzika
Name:	Stephen J. Ruzika
Title:	Chief Executive Officer and President

IN WITNESS WHEREOF, the Lender and the Borrower have caused their respective signature page to this Amendment to Promissory Note to be duly executed as of the date first written above.

LENDER:

CS EQUITY II LLC

By:	/s/ Steven A. Museles
Name:	Steven A. Museles
Title:	Executive Vice President

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